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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated February 26, 1997, appearing in the Annual Report on Form 10-K of Cimetrix Incorporated for the year ended December 31, 1996, in the Company's Registration Statement on Form S-2 and to all references to our firm in the Registration Statement.


PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah

September 2, 1997